UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2010

IAC/INTERACTIVECORP

(Exact name of registrant as specified in charter)

Delaware	0-20570	59-2712887
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

555 West 18th Street, New York, NY	10011
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 314-7300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07   Submission of Matters to a Vote of Security Holders.

Annual Meeting

On June 15, 2010, IAC’s annual meeting of stockholders (the “2010 Annual Meeting”) was held.  Stockholders present in person or by proxy, representing 82,742,670 shares of IAC common stock (entitled to one vote per share) and 12,799,999 shares of IAC Class B common stock (entitled to ten votes per share), voted on the following matters:

1.     Election of Directors—stockholders elected the following eleven directors of the Company to hold office until the next annual meeting of stockholders or until their successors have been duly elected and qualified:

Elected by holders of IAC common stock voting as a separate class:

	Number of Votes Cast in Favor	Number of Votes For Which Authority Was Withheld
Donald R. Keough	74,581,723	1,805,575
Bryan Lourd	70,195,914	6,191,384
Alan G. Spoon	71,355,729	5,031,569

Elected by holders of IAC common stock and IAC Class B common stock, voting together as a single class:

	Number of Votes Cast in Favor	Number of Votes For Which Authority Was Withheld
Edgar Bronfman, Jr.	167,933,983	36,453,305
Barry Diller	169,543,092	34,844,196
Victor A. Kaufman	172,590,740	31,796,548
Arthur C. Martinez	196,438,041	7,949,247
David Rosenblatt	202,856,820	1,530,468
Alexander von Furstenberg	159,811,623	44,575,665
Richard F. Zannino	203,013,802	1,373,486
Michael P. Zeisser	167,935,388	36,451,900

In addition to the votes cast and withheld for each director nominee described above, there were 6,355,372 broker non-votes with respect to each director nominee.

2.     The Auditor Ratification Proposal—stockholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ended December 31, 2010.  The affirmative vote of the holders of a majority of the voting power of all shares of IAC capital stock present at the 2010 Annual Meeting in person or represented by proxy and voting together was required to ratify this appointment.  Stockholders eligible to vote voted as follows:

Number of Votes Cast in Favor	Number of Votes Cast Against	Number of Votes Abstaining
210,510,861	219,658	12,141

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IAC/INTERACTIVECORP

	By:	/s/ Gregg Winiarski
	Name:	Gregg Winiarski
	Title:	Senior Vice President, General Counsel and Secretary

Date: June 18, 2010